Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-132016) of TD AMERITRADE Holding Corporation,

(2)	Registration Statement (Form S-8 No. 333-105336) of TD AMERITRADE Holding Corporation,

(3)	Registration Statement (Form S-8 No. 333-99481) of TD AMERITRADE Holding Corporation,

(4)	Registration Statement (Form S-8 No. 333-99353) of TD AMERITRADE Holding Corporation,

(5)	Registration Statement (Form S-8 No. 333-86164) of TD AMERITRADE Holding Corporation,

(6)	Registration Statement (Form S-8 No. 333-77573) pertaining to the Associates’ 401(k) Profit Sharing Plan and Trust of TD AMERITRADE Holding Corporation,

(7)	Registration Statement (Form S-8 No. 333-160073) of TD AMERITRADE Holding Corporation,

(8)	Registration Statement (Form S-3 No. 333-87999) of TD AMERITRADE Holding Corporation, and

(9)	Post Effective Amendment No. 1 to Registration Statement No. 333-88632 on Form S-3 to Form S-4 of TD AMERITRADE Holding Corporation;
of our report dated November 13, 2009, with respect to the consolidated financial statements of TD AMERITRADE Holding Corporation, and our report dated November 13, 2009, with respect to the effectiveness of internal control over financial reporting of TD AMERITRADE Holding Corporation, included in this Annual Report (Form 10-K) of TD AMERITRADE Holding Corporation for the year ended September 30, 2009.

/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
November 13, 2009